As filed with the Securities and Exchange Commission on December 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KITOV PHARMA LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Azrieli Center, Round Tower

132 Menachem Begin Road, Tel Aviv 6701101, Israel

+972-3-933-3121

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:

Avraham Ben-Tzvi, Adv.	Rick A. Werner, Esq. Jayun Koo, Esq.
ABZ Law Office	Haynes and Boone, LLP
15 Yad Harutzim St. Suite 203 Jerusalem 9342152, Israel Tel: +972 79 572-2070	30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel: +1 212 659-7300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per security(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee (4)(5)

Ordinary Shares, no par value per share(1)
Preferred Shares, no par value per share
Warrants
Overallotment Purchase Rights
Subscription Rights
Units
Capital Notes
Debt Securities
Total		(2)		$1	$0

(1)	The ordinary shares registered hereby may be represented by American depositary shares (ADSs). ADSs evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-207858). Each ADS represents 1 ordinary share.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement will include $182,323,967 in maximum aggregate offering price of unsold securities that were previously registered on Registration Statement on Form F-3 (Registration No 333-215037) which was declared effective on December 14, 2016 (the “Prior Registration Statement”), being rolled over. Pursuant to Rule 416 of the Securities Act, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.
(4)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and Instruction II.C. of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant will not exceed $182,323,967 (see footnote 2 above).
(5)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder only include unsold securities previously registered by the Company pursuant to the Prior Registration Statement. The Prior Registration Statement registered the offer and sale of an indeterminate number of ordinary shares, preferred shares, ADSs, warrants, overallotment purchase rights, subscription rights, units, capital notes and debt securities (collectively, the “Shelf Securities”) having an aggregate initial offering price not to exceed $200,000,000, $182,323,967 of which Shelf Securities remain unsold by the Company as of the date of filing of this registration statement. The registrant has determined to include in this registration statement unsold Shelf Securities under the Prior Registration Statement with an aggregate offering price of $182,323,967 (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $21,131.35 relating to the Unsold Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the Unsold Securities registered pursuant to this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. The filing fee of $21,131.35 relating to the Unsold Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the Unsold Securities registered pursuant to this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER [ ], 2019

$182,323,967

American Depositary Shares representing Ordinary Shares,

Ordinary Shares, Preferred Shares,

Warrants, Overallotment Purchase Rights,

Subscription Rights, Units, Capital Notes, and/or Debt Securities

We may offer to the public from time to time in one or more series or issuances American Depositary Shares, or ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units, capital notes and/or debt securities consisting of two or more of these classes or series of securities. Each ADS represents 1 of our ordinary shares.

We refer to the ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units, capital notes and debt securities collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The NASDAQ Capital Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are currently traded on the TASE under the symbol “KTOV.” The last reported sale price of our ordinary shares on the TASE on December 1, 2019 was NIS 2.42, or $0.70, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS 3.476 = $1.00).

Our ADSs are currently listed on The NASDAQ Capital Market under the symbols “KTOV”. The last reported sale price of our ADSs on The NASDAQ Capital Market on November 29, 2019 was 0.74.

Our Series A warrants (issued to public investors in connection with our November 2015 initial public offering and our July 2016 follow-on public offering) are currently listed on The NASDAQ Capital Market under the symbol “KTOVW”. The last reported sale price of our public warrants on The NASDAQ Capital Market on November 29, 2019 was $0.0439.

On November 29, 2019, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $13.7 million, based on 19,560,529 ordinary shares outstanding (which would be represented by 19,560,529 of our ADSs) and a per ADS price of $0.74 based on the closing sale price of our ADS on The NASDAQ Capital Market.  As of the date hereof, we have sold or offered 3,428,572 ADSs for a total of $6,000,001 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, or ISA, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $182,323,967. Furthermore, so long as the aggregate market value worldwide of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) is less than $75 million, the aggregate market value of securities sold by us pursuant to this shelf registration statement during the period of 12 calendar months immediately prior to, and including, the sale shall be no more than one-third of the public float. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” This shelf registration statement is not being filed by us in connection with any presently contemplated securities offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Company,” “we,” “us,” “our,” and similar designations refer to Kitov Pharma Ltd., together with its now dissolved wholly-owned subsidiary, Kitov Pharmaceuticals, and its majority owned subsidiary, TyrNovo, except where otherwise stated or where it is clear that the terms mean only Kitov Pharma Ltd. exclusive of its subsidiaries,

●	“Kitov” refers to the Registrant, together with its now dissolved wholly-owned subsidiary, Kitov Pharmaceuticals, until completion of the merger between the Registrant and Kitov Pharmaceuticals in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant and was dissolved,

●	“Kitov Pharma”, refers to the Registrant, exclusive of its subsidiaries,

●	“Kitov Pharmaceuticals” refers to Kitov Pharmaceuticals Ltd., the now dissolved then wholly owned subsidiary of the Registrant until completion of the merger with the Registrant in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant and was dissolved,

●	“TyrNovo” refers to TyrNovo Ltd., the majority owned subsidiary of the Registrant,

●	the terms “shekels”, “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel,

●	the terms “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America,

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, no par value per share,

●	“ADS” refer to the Registrant’s American Depositary Shares,

●	“public warrants” or “Series A warrants” refer to the Registrant’s warrants listed on the NASDAQ Capital Market under the symbol KTOVW,

●	the “Companies Law” are to Israel’s Companies Law, 5759-1999, as amended,

●	the “SEC” are to the United States Securities and Exchange Commission,

●	“NASDAQ” are to the NASDAQ Capital Market except where otherwise stated or where it is clear that the terms mean any of the NASDAQ exchanges, and

Unless otherwise indicated, all information contained in this prospectus (i) gives retrospective effect to (i) a consolidation of Kitov Pharma’s share capital at a ratio of 1:13, which was effected on November 30, 2014, or the 2014 Consolidation, so that: (A) each 13 ordinary shares of Kitov Pharma was consolidated into one ordinary share of Kitov Pharma; and (B) each of Kitov Pharma’s options (tradable and non-tradable) outstanding immediately prior to the 2014 Consolidation was adjusted by multiplying the number of ordinary shares into which such option was exercisable by 1/13 (rounded to 0.07692); and (ii) a consolidation of Kitov Pharma’s share capital at a ratio of 1:20, which was effected on January 4, 2019, or the 2019 Consolidation, so that: (A) each 20 ordinary shares of Kitov Pharma was consolidated into one ordinary share of Kitov Pharma and (B) each of Kitov Pharma’s options (tradable and non-tradable) exercisable into ordinary shares outstanding immediately prior to the 2019 Consolidation was consolidated so that each option exercisable into 20 ordinary shares would be exercisable for one ordinary share of Kitov Pharma at an exercise price equal to the pre-2019 Consolidation exercise price multiplied by 20.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 3 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, seeking to create successful long-lasting treatments for people with cancer. We currently have two operating segments:

(i) Oncology which includes NT219, a therapeutic candidate which is a small molecule that targets IRS1/2 and STAT3, two signal transduction pathways involved in the development of cancer drug resistance mechanisms and CM-24, monoclonal antibody blocking Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (“CEACAM1”), a novel immune checkpoint that supports tumor immune evasion and survival through multiple pathways.

●	We completed the toxicology studies in animals and we are currently advancing NT219 to a clinical study in combination with cetuximab as a third-line or second-line treatment option for the treatment of recurrent and metastatic squamous cell carcinoma of head & neck cancer. Based on our current development plans, we expect to submit an Investigational New Drug application for NT219 during the first quarter of 2020.;

●	We are also in the process of acquiring 100% of FameWave Ltd. (“FameWave”), which owns CM-24. We plan to advance CM-24 as a combination therapy with anti-PD1 checkpoint inhibitors in a clinical collaboration agreement with Bristol Myers Squibb (NYSE:BMY) in a planned Phase 1/2 clinical trials to evaluate the combination of CM-24 with the PD-1 inhibitor nivolumab (Opdivo®) for the treatment of non-small cell lung cancer. All major closing conditions have been met other than finalizing the tax ruling for the sellers and the issuance and exchange of shares in the companies, and the acquisition is expected to close before the end of 2019.

(ii) Pain and Hypertension which includes Consensi™, a combination drug approved by the FDA in May 2018 for the simultaneous treatment of two clinical conditions, pain caused by osteoarthritis and hypertension (high blood pressure), which can be pre-existing or caused by the treatment for osteoarthritis.

Now that Consensi™ has been approved for marketing in the United States and that we have executed marketing and distribution agreements for the commercialization of Consensi™ in the United States, China and South Korea, we intend to shift our clinical and regulatory focus to our oncology segment therapeutic candidates, NT219 and, subject to closing of the acquisition of FameWave, CM-24.. We intend to leverage our teams’ drug development expertise gained from the Consensi™ approval process to advance the NT219 and, subject to closing of the acquisition of FameWave, CM-24, programs.

In addition, we may consider the acquisition of oncology therapeutic candidates at various stages of development. Other than the acquisition agreement, dated March 14, 2019, as amended (the “Acquisition Agreement”), we entered into for our acquisition of FameWave and the concurrent investment in our Company by certain shareholders of FameWave in a private placement (collectively, the “Transaction”), we currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates or approved drug products.

Nasdaq Minimum Bid Price Requirement

On July 8, 2019, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of our ADSs for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we can regain compliance with this requirement if at any time during a 180-day period ending on January 6, 2020, the closing bid price for our ADSs is at least $1.00 per share for a minimum of ten consecutive business days. In the event we do not regain compliance during the 180-day period ending on January 6, 2020, we may be eligible for additional time. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we meet these requirements, Nasdaq will then inform us that it has been granted an additional 180 calendar days. However, if it appears to the Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice that our securities will be subject to delisting.

Reverse Share Split

On January 4, 2019, we effected a reverse share split of our ordinary shares, or the reverse share split, at an exchange ratio of 1-for-20. The reverse share split applied to all of our outstanding ordinary shares and therefore did not affect any shareholders’ relative ownership percentage. All shares and price per share numbers set forth in our Annual Report on Form 20-F for the year ended December 31, 2018, that are incorporated by reference into this prospectus, are presented after giving effect to the reverse stock split. The reverse share split was not a reverse split of our ADSs. Our ADSs continue to trade as before the reverse share split and represent the same underlying portion of our share capital as they did prior to the reverse share split, however, after the reverse share split, our ADSs represent one ordinary share as compared to 20 ordinary shares prior to the reverse share split.

Corporate information

Kitov was incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968 and its ordinary shares were originally listed for trading on the Tel Aviv Stock Exchange (“TASE”) in 1978. In November 2015, we completed an initial public offering of our ADSs and “Series A” warrants on the NASDAQ Capital Market (“NASDAQ”). Our principal executive offices are located at One Azrieli Center, Round Tower, 19th Floor, 132 Menachem Begin Road, Tel Aviv 6701101, Israel, and our telephone number is 972-3-933-3121. Our website is www.kitovpharma.com. The information contained therein such website or connected thereto shall not be deemed to be incorporated into this prospectus.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors set forth below and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

The Nasdaq Capital Market has a listing requirement of a minimum closing bid price of $1.00 per share. If our ADSs cannot maintain the required minimum closing bid price and we fail to correct the listing requirement deficiency within the provided cure period, our ADSs may be involuntarily delisted from the Nasdaq Capital Market.

Our ADSs are listed on the NASDAQ Capital Market, and the quantitative listing standards of the NASDAQ Capital Market require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per ADS. Our ADSs have traded at prices less than $1.00 for most of the past several months. If we fail to regain compliance for a period of 30 consecutive trading days and fail to regain compliance within a provided cure period, or fail to satisfy other listing requirements, our ADSs may be subject to delisting. To resolve the noncompliance, we may consider available options including a reverse share split, which may not result in a permanent increase in the market price of our ADSs, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC. It is not uncommon for the market price of a company’s shares to decline in the period following a reverse share split.

Although we expect to take actions intended to restore our compliance with the listing requirements, we can provide no assurance that any action taken by us would be successful, or that any such action would stabilize the market price or improve the liquidity of our ADSs. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our ADSs, and our ability to raise future capital through the sale of our ADSs could be severely limited.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities to fund ongoing development activities of our oncology drug candidates. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 3 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	the manner in which the parties to the transaction for our acquisition of FameWave plan to effect the closing of the transaction; the expected benefits, synergies and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the parties’ ability to complete the transaction; the plans, strategies and objectives of management for future operations; product development for CM-24; the potential future financial impact of the transaction; and any assumptions underlying any of the foregoing;

●	our ability to successfully meet our post marketing commitments to FDA for Consensi™ and to obtain approvals for marketing of Consensi™ in other territories than the U.S.;

●	a delay or rejection of an NDA or BLA for one or more of our therapeutic candidates;

●	our ability to regain and maintain compliance with the NASDAQ Capital Market’s listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	the ability of our commercialization partners to successfully achieve substantial sales for our drug products;

●	our ability to establish and maintain corporate collaborations;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies and our industry; and

●	the impact of the political and security situation in Israel, the U.S. and other countries we may obtain approvals for our products on our business.

CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of June 30, 2019.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

(In thousands, except share data)	Actual

Cash and cash equivalents and short-term deposits	7,817

Shareholders’ equity:
Ordinary shares
Share premium	46,945
Receipts on account of warrants	7,940
Capital reserves	2,350
Accumulated deficit	(46,247)

Total Shareholders’ equity	10,988
Non-controlling interest	450
Total capitalization	11,438

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities to fund the development of our oncology drug candidates and for general working capital purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our articles of association are summaries and do not purport to be complete.

Authorized Share Capital. Our authorized share capital is 250,000,000 ordinary shares, with no par value, and 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class. As of December 31, 2018, we had we had 16,009,264 ordinary shares outstanding (after giving effect to a reverse share split of our ordinary shares, at an exchange ratio of 1-for-20, which was completed on January 4, 2019, which ordinary shares would be represented by 16,009,264 of our ADSs) and no non-voting senior preferred shares outstanding, and as of November 30, 2019 we had 19,560,529 ordinary shares outstanding (which would be represented by 19,560,529 of our ADSs) and no non-voting senior preferred shares outstanding. The above amounts include 1 dormant ordinary share held in treasury. The shares outstanding amounts above do not include the shares we expect to issue following completion of the transactions for our acquisition of FameWave and the concurrent investment in the Company by certain shareholders of FameWave in a private placement, pursuant to which we agreed to issue at closing of the transactions an additional 10,921,139 ADSs representing an equivalent number of our ordinary shares.

Ordinary Shares

The following is a description of our ordinary shares.

The ordinary shares do not have preemptive rights, preferred rights or any other right to purchase our securities. Neither our amended and restated articles of association nor the laws of the State of Israel restrict the ownership or voting of ordinary shares by non-residents of Israel, except under certain circumstances for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

Transfer of Shares. Our fully paid ordinary shares may generally be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of the stock exchange on which the shares are traded.

Notices. Under the Companies Law, and regulations promulgated thereunder, and our amended and restated articles of association, we are required to publish notices on our website, at least 21 days’ prior notice of a shareholders’ meeting. However, under regulations promulgated under the Companies Law, we are required to publish notices on our website at least 35 calendar days prior any shareholders’ meeting in which the agenda includes matters which may be voted on by voting instruments. Regulations under the Companies Law exempt companies whose shares are listed for trading both on a stock exchange in and outside of Israel, from some provisions of the Companies Law. These regulations exempt us from some of the requirements of the Israeli proxy regulations, under certain circumstances.

According to the Companies Law and the regulations promulgated thereunder, as applicable to the Company, for purposes of determining the shareholders entitled to notice and to vote at such meeting, the board of directors may fix the record date not more than 40 nor less than four calendar days prior to the date of the meeting, provided that an announcement regarding the general meeting shall be given prior to the record date.

Election of Directors. Under our amended and restated articles of association, the number of directors on our Board will be no less than four and no more than nine (including any external directors, to the extent that we may be required to appoint external directors in accordance with the Companies Law and any Regulations enacted thereunder) (“Maximum Number”). The majority of the members of the Board shall be residents of Israel, unless our center of management shall have been transferred to another country in accordance with a resolution of our Board by a majority of three quarters (75%) of the participating director votes. The number of directors may be changed, at any time and from time to time, by our shareholders with a majority of (a) 75% of the voting rights participating and voting on the matter in the applicable general meeting of our shareholders and (b) more than 47.9% of all of the voting rights in the Company as of the record date established for the applicable general meeting of our shareholders (“Special Majority”). Our directors shall generally be nominated by our Board of Directors, and then appointed at our general meeting of shareholders with a regular majority. In accordance with our amended and restated articles of association, the directors elected to serve are divided into three classes, with each class comprising one-third of the members of our Board of Directors (the “Board”) (who are not external directors, if any were appointed), (hereinafter the “first class”; the “second class”; and the “third class”). If the number of directors is not equally divisible by three, each of the first class and the second class will be comprised of a different number, the closest and lowest to one-third, while the third class will be comprised of the remaining directors (who are not external directors, if any were appointed). If the number of directors changes, the number of directors in each class will change in accordance with the aforesaid rule. In the annual general meeting of our shareholders that will take place each year, the shareholders shall be entitled to elect directors who shall be elected for a Three-Year Term to replace the class of directors whose term in office has expired as of such annual general meeting of our shareholders, and so on ad infinitum, so that the directors who shall be elected as stated above shall enter office at the end of the annual general meeting of our shareholders at which they were elected, unless a later date for commencement of the term was decided at the time of the appointment, and shall serve for Three-Year Terms (unless their appointment will be terminated in accordance with the provisions of our amended and restated articles of association), and so that each year, the terms in office of one of the classes of directors shall expire at the annual general meeting of our shareholders for such year. A “Three-Year Term” means a term of office of a director until the third annual general meeting of our shareholders which shall be held following the date of their election as director, provided that each director shall continue to serve in office until his or her successor is duly elected and qualified, or until his or her retirement, death, resignation or removal. Our Board may appoint a director at any time to fill any vacancies until the annual meeting of our shareholders set to take place at the end of the Three-Year Term for the class of directors to which such director is so appointed by the Board, provided that the total number of the members of the Board serving at such time will not exceed the Maximum Number. The shareholders may at all times, by a Special Majority vote of the shareholders, replace or dismiss a director (in the case of replacement, only if the appointed director is not a corporation). A director to be replaced shall be given a reasonable opportunity to address the shareholders at their meeting. The tenure of a director expires pursuant to the provisions of our amended and restated articles of association and the Companies Law, upon death or if s/he becomes incompetent, unless removed from office as described above.

Dividend and Liquidation Rights. Subject to preferences that may be applicable to any then outstanding preferred shares, our profits, in respect of which a resolution was passed to distribute them as dividend or bonus shares, shall be paid pro rata to the amount of shares held by the shareholders. In the event of our liquidation, the liquidator may, with the general meeting’s approval, and subject to any preferences that may be applicable to any then outstanding preferred shares, distribute parts of our property in specie among the shareholders and he or she may, with similar approval, deposit any part of our property with trustees in favor of the shareholders as the liquidator, with the approval mentioned above, deems fit.

Voting, Shareholders’ Meetings and Resolutions. Holders of ordinary shares are entitled to one vote for each ordinary share held on all matters submitted to a vote of shareholders. The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present, in person or by proxy, or who has sent us a voting instrument indicating the way in which he or she is voting, who hold or represent, in the aggregate, at least 25% of the voting rights of our outstanding share capital. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or any time and place as prescribed by the board of directors in notice to the shareholders. At the reconvened meeting one shareholder at least, present in person or by proxy constitutes a quorum except where such meeting was called at the demand of shareholders. With the agreement of a meeting at which a quorum is present, the chairman may, and on the demand of the meeting he must, adjourn the meeting from time to time and from place to place, as the meeting resolves. Annual general meetings of our shareholders are to be held once every year within a period of not more than 15 months after the last preceding annual general shareholders’ meeting. Our board of directors may call special general meetings of shareholders. The Companies Law provides that a special general meeting of shareholders may be called by the board of directors or by a request of two directors or 25% of the directors in office, whichever is the lower, or by shareholders holding at least 5% of our issued share capital and at least 1% of the voting rights, or of shareholders holding at least 5% of our voting rights, subject to the provisions set forth in our amended and restated articles of association.

An ordinary resolution requires approval by the holders of a majority of the voting rights present, in person or by proxy, at the meeting and voting on the resolution.

Allotment of Shares. Our board of directors has the power to allot or to issue shares to any person, with restrictions and condition as it deems fit.

Preferred Shares

Pursuant to Israel’s securities laws, a company whose ordinary shares are registered for trade on the TASE may not have more than one class of shares for a period of one year following initial registration of the company on the TASE. After a period of one year, it is permitted to issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and these preferred shares have no voting rights, and if such issuance is otherwise in accordance with any then applicable TASE regulations or directives with respect to the issuance of preferred shares by a company whose ordinary shares are listed on the TASE.

We presently do not have any issued and outstanding preferred shares. On December 5, 2016, our shareholders approved the amendment to our amended and restated articles of association, as well as to our memorandum of association, for the addition to Kitov Pharma’s registered share capital of 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class (the “Preferred Shares”).

Pursuant to our amended and restated articles of association, our board of directors is authorized to fix, by resolution of the board of directors, (i) the number of issued Preferred Shares (subject to the maximum number of Preferred Shares authorized in such class), (ii) the designation of such class of Preferred Shares, and (iii) the conversion, redemption, optional and other special rights, qualifications, limitations or restrictions, if any, of the shares of such class of Preferred Shares. Consequently, the issuance of Preferred Shares would be available for issuance without further actions by the Company’s shareholders, unless shareholder approval is required by Israeli law, the rules of any exchange or other market on which the Company’s securities may then be listed or traded, the Company’s Articles of Association then in effect, or any other applicable rules and regulations. For so long as we are also listed on the TASE, the issuance of any Preferred Shares will also be subject to the requirements of any TASE regulations or directives governing the issuance of preferred shares by companies whose ordinary shares are listed on the TASE. In March 2017, the TASE issued principles for directives in connection with the issuance of preferred shares by a company whose ordinary shares are listed on TASE.

Subject to the actual terms of issuance determined by our Board of Directors for any Preferred Shares when issued, our Preferred Shares may be convertible into our ordinary shares or another series of Preferred Shares. Each such series of Preferred Shares shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights, rights, qualifications, limitations and/or restrictions determined by our board of directors in accordance with our articles of association in effect at the time of any such issuance, including, but not limited to, some or all of the following: (i) the number of Preferred Shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of Preferred Shares then outstanding) from time to time by action of the board of directors; (ii) the dividend rate and the manner and frequency of payment of dividends on the Preferred Shares of that series, whether dividends will be cumulative, and, if so, from which date; (iii) subject to applicable law, whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; (iv) the terms and conditions of any conversion privilege of the series, including provision for adjustment of the conversion rate in such events as the board of directors may determine; (iv) whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption; (vi) whether that series will have a sinking fund for the redemption or purchase of Preferred Shares of that series, and, if so, the terms and amount of such sinking fund; (vii) whether or not the Preferred Shares of the series will have priority over or be on a parity with or be junior to the Preferred Shares of any other series or class in any respect; (viii) the rights of the Preferred Shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of Preferred Shares of that series; and any other relative rights, preferences and limitations of that series.

Issuance of Preferred Shares by our board of directors may result in such shares having dividend or liquidation preferences senior to the rights of the holders of our ordinary shares and, Preferred Shares which are convertible into our ordinary shares could potentially dilute the voting rights of the holders of our ordinary shares.

Once designated by our board of directors, and offered hereby, each series of Preferred Shares may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Shares that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Shares.

All Preferred Shares offered hereby will, when issued, be fully paid and nonassessable, including Preferred Shares issued upon the exercise of Preferred Share warrants or subscription rights, if any.

Each Preferred Share shall be entitled to receive upon distribution, and in preference to our ordinary shares, (i) dividends in excess of the general dividends issued to all shareholders including holders of Ordinary Shares, and/or (ii) amounts paid in a distribution of our surplus assets on winding up, in an amount equal to the original issue price for such Preferred Shares as set forth in the Company’s share registrar (adjusted for share combinations or subdivisions or other recapitalizations of the Company’s shares), and less the amount of any dividend previously paid in preference, all pro rata to the number of the Company’s Preferred Shares of each specific class of Preferred Shares issued and outstanding at such time, without having regard to any premium paid or discount thereon, and all subject to the provisions hereof.

Furthermore, and after payment of the Preferred Shares’ dividend preferences or liquidation preferences as aforesaid, each Preferred Share in the Company’s capital shall be entitled to receive upon distribution, (i) a general dividend issued to all Shareholders, (ii) bonus shares, and (iii) amounts paid in a distribution of the Company’s surplus assets on winding up, all pro rata to the number of the Company’s Shares (Ordinary Shares and Preferred Shares) issued and outstanding at such time, without having regard to any premium paid thereon or discount, and all subject to the provisions hereof.

All Preferred Shares shall be non-voting shares and shall not vest the holder thereof with any right to participate in the Company’s general meetings, to receive notice thereof and/or to vote thereat. Without limitation to the above, the Preferred Shares shall not confer upon the holders thereof any voting rights or any right to appoint directors or any other right with respect to general meetings, including without limitation, attending, voting at or requesting to convene, such general meetings or proposing matters for the agenda of such general meetings, except as expressly set forth below or as otherwise specifically provided by Israeli law.

So long as any Preferred Shares are outstanding, the provisions of the section below titled “Modification of class rights”, and the provisions of this section shall apply, such that the adoption of a resolution, by a regular majority in voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized proxy holder, at a meeting of holders of Preferred Shares shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Memorandum of Association or Articles of Association of the Company so as to authorize or create, or increase the authorized amount of, any class or series of shares to be so authorized, created or increased after the initial issuance of any class of Preferred Shares, the terms of which expressly provide that such class or series will rank senior to the outstanding class or classes of Preferred Shares as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company (collectively, “Senior Shares”);

(ii) Amendment of the Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Association so as to adversely affect the special rights, preferences, privileges or voting powers of the Preferred Shares.

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, unless in each case (x) the Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity (or the Preferred Shares are otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred shares of the surviving or resulting entity or its ultimate parent, and (y) such Preferred Shares that remain outstanding or such preferred shares, as the case may be, have rights, preferences, privileges and voting powers of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Preferred Shares immediately prior to the consummation of such transaction;

provided, however, that (A) for all purposes of this section, (1) any increase in the amount of the Company’s authorized Ordinary Shares or Preferred Shares or the issuance of any additional Ordinary Shares or Preferred Shares or (2) the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Junior Shares”); or the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares the terms of which expressly provide that such class or series will rank on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Parity Shares”); and, any increase in the amount of authorized but unissued shares of such class or series of Parity Shares or Junior Shares or the issuance of additional shares of such class or series of Parity Shares or Junior Shares, will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the previously issued and outstanding Preferred Shares and shall not require the consent or the adoption of a resolution by the holders of the previously issued and outstanding Preferred Shares; (B) in the event of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, as described above in which the provisions of sub-section (b)(iii)(x) and (y) above are complied with, the consent or the adoption of a resolution by the holders of the previously issued Preferred Shares shall not be required in order to effect, validate or approve such share exchange, reclassification, merger or consolidation; and (C) to the extent that, notwithstanding the provisions of immediately preceding clauses (A) and (B), the consent or approval of the holders of Preferred Shares, voting together as a single class, is nonetheless required by applicable law or the Articles of Association in such circumstances, or such consent or approval is otherwise required by applicable law or the Articles of Association with respect to any matter that is not set forth in the provisions of items (i)-(iii) of this section above, such approval or consent may be given by the adoption of a resolution, by a simple majority of the voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized person, at a meeting of holders of Preferred Shares and the legal quorum for any such meeting shall be as set forth above with respect to meeting of holders of our Ordinary Shares.

The rules and procedures for calling and conducting any meeting of the holders of Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our amended and restated articles of association (including the provisions set forth above), applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which the Preferred Shares are listed or traded at the time.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Shares that could, depending on the terms of such series, impede the completion of a merger, tender offer, change of control or other takeover attempt.

Board of Directors

Under our amended and restated articles of association, resolutions by the board of directors shall be decided by a majority of votes of the directors present, or participating, in the case of voting by media, and voting, each director having one vote. In the event of a tie, the chairman of the board does not hold a casting vote.

Under the Companies Law, except as provided below, companies incorporated under the laws of the State of Israel that are “public companies,” including Israeli companies with shares listed on NASDAQ, are required to appoint at least two external directors who meet the qualification requirements set forth in the Companies Law. On July 13, 2016, our Board of Directors resolved to adopt the corporate governance exception set forth in Regulation 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000. In accordance with such Regulation, a public company with securities listed on certain foreign exchanges, including NASDAQ, that satisfies the applicable foreign country laws and regulations that apply to companies organized in that country relating to the appointment of independent directors and composition of audit and compensation committees and have no controlling shareholder are exempt from the requirement to appoint external directors or comply with the audit committee and compensation committee composition requirements under the Companies Law. In accordance with our Board’s resolution, for so long as the Company does not have a controlling shareholder as defined in Section 1 of the Companies Law, the Company intends to comply with the NASDAQ Listing Rules in connection with a majority of independent directors on the Board and in connection with the composition of each of the Audit Committee and the Compensation Committee, in lieu of such requirements set forth under the Companies Law. A majority of our Board members are independent as required by the NASDAQ Listing Rules. Furthermore, our Audit Committee consists of at least three independent directors, and our Compensation Committee consists of at least two independent directors. Should any person or entity become deemed to be a controlling shareholder as defined in Section 1 of the Companies Law, then in accordance with Section 248(a) of the Companies Law, we will be required to convene a special general meeting of the shareholders at the earliest possible date, the agenda of which shall include the appointment of at least two external directors. Following such appointment, all of the external directors shall be appointed to each of our Audit Committee and Compensation Committee, and at least one external director shall be appointed to each committee of the Board of Directors authorized to exercise any of the powers of the board of directors.

The Companies Law requires that certain transactions, actions and arrangements be approved as provided for in a company’s articles of association and in certain circumstances by the audit committee or the compensation committee and by the board of directors itself. Those transactions that require such approval pursuant to a company’s articles of association must be approved by its board of directors. In certain circumstances, audit committee and shareholder approval is also required. The vote required by the audit committee and the board of directors for approval of such matters, in each case, is a majority of the directors participating in a duly convened meeting. Under the Companies Law, except as to certain companies listed on foreign stock exchanges, including NASDAQ, as described above, the audit committee is to be comprised of at least three members appointed by the board of directors, which members must include all of the external directors. The majority of members of the audit committee must be independent directors (as defined in the Companies Law), and the chairman of the audit committee must be an external director.

The Companies Law requires that a member of the board of directors or senior management of the company promptly and, in any event, not later than the first board meeting at which the transaction is discussed, disclose any personal interest that he or she may have, either directly or by way of any corporation in which he or she is, directly or indirectly, a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, as well as all related material information known to him or her, in connection with any existing or proposed transaction by the company. In addition, if the transaction is an extraordinary transaction, (that is, a transaction other than in the ordinary course of business, otherwise than on market terms, or is likely to have a material impact on the company’s profitability, assets or liabilities), the member of the board of directors or senior management must also disclose any personal interest held by his or her spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings and parents, and the spouses of any of the foregoing.

Once the member of the board of directors or senior management complies with the above disclosure requirement, a company may approve the transaction in accordance with the provisions of its articles of association. Under the provisions of the Companies Law, whoever has a personal interest in a matter, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless it is not an extraordinary transaction as defined in the Companies Law. However, if the chairman of the board of directors or the chairman of the audit committee has determined that the presence of an office holder with a personal interest is required for the presentation of a matter, such officer holder may be present at the meeting. Notwithstanding the foregoing, if the majority of the directors have a personal interest in a matter, they shall be allowed to participate and vote on this matter, but the approval of the transaction by the shareholders in the general meeting is required.

Our amended and restated articles of association provide that, subject to the Companies Law, all actions executed in good faith by the board of directors or by a committee thereof or by any person acting as a director or a member of a committee of the board of directors, will be deemed to be valid even if, after their execution, it is discovered that there was a flaw in the appointment of these persons or that any one of these persons was disqualified from serving at his or her office.

Our amended and restated articles of association provide that, subject to the provisions of the Companies Law, the board of directors may appoint board of directors’ committees. The committees of the board of directors shall report to the board of directors their resolutions or recommendations on a regular basis, as shall be prescribed by the board of directors. The board of directors may cancel the resolution of a committee that has been appointed by it; however, such cancellation shall not affect the validity of any resolution of a committee, pursuant to which we acted, vis-à-vis another person, who was not aware of the cancellation thereof. Decisions or recommendations of the committee of the board which require the approval of the board of directors will be brought to the directors’ attention a reasonable time prior to the discussion at the board of directors.

According to the Companies Law, a contract of a company with its directors, regarding their conditions of service, including the grant to them of exemption from liability from certain actions, insurance, and indemnification as well as the company’s contract with its directors on conditions of their employment, in other capacities, generally requires the approval of the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law), the board of directors, and the shareholders.

Under the Companies Regulations (Relief from Related Party Transactions), 5760-2000, promulgated under the Companies Law, as amended, certain extraordinary transactions between a public company and its controlling shareholder(s) do not require shareholder approval. Such extraordinary transactions must be approved by both the board of directors and the audit committee and (i) must involve the extension of an existing transaction that was duly approved and does not involve any significant change in the terms of the existing transaction or the change is solely for the benefit of the company; (ii) is solely for the benefit of the company; (iii) is with the controlling shareholder or another person in which the controlling shareholder has an interest and the transaction is in accordance with the terms of a framework agreement that was duly approved; (iv) is with the controlling shareholder or another person in which the controlling shareholder has an interest, the purpose of which is a transaction of theirs with a third party or a joint proposal to enter into a transaction with a third party, and the terms of the transaction that apply to the controlling shareholder are not significantly different from the terms that apply to the controlling shareholder or an entity controlled by him or her (while taking into account the extent of their respective involvement in the transaction); (v) is among companies controlled by the controlling shareholder, or between the public company and the controlling shareholder or another person in which the controlling shareholder has a personal interest, and the transaction is on market terms, within the ordinary course of business and does not harm the company; or (vi) on the date of approval of the extraordinary transaction by the board of directors and audit committee, the shareholders who do not have personal interest in the approval of the said transactions do not hold more than 2% of the voting rights in the company. In addition, under such regulations, directors’ compensation and employment arrangements in a public company do not require the approval of the shareholders if both the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and the board of directors agree that such arrangements are solely for the benefit of the company. Employment and compensation arrangements for an office holder that is a controlling shareholder of a public company, or the provision of directors and officers insurance for the chief executive officer, do not require shareholder approval if certain criteria are met. The Board, following the prior determination of the Audit Committee or Compensation Committee, as applicable, may also determine that the compensation being offered to certain office holders (including directors) is an engagement which, pursuant to the leniencies set forth in the Relief Regulations, can be entered into by a company immediately, with the approval by the shareholders being deferred to the next shareholder meeting to be called by the Company, is such compensation is consistent with compensation policy of the company which was approved by the shareholders of the company in accordance with the Companies Law, and are no more beneficial to the recipient as such similar compensation previously granted to other holders of the same office.

Exchange Controls

There are currently no material Israeli currency control restrictions on payments of dividends or other distributions with respect to our securities or the proceeds from the sale of our securities, except under certain circumstances, for shareholders who are subjects of countries that are, or have been, in a state of war with Israel or otherwise as set forth in this section. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time. Israeli residents have an obligation to file reports with the Bank of Israel regarding certain transactions.

Access to corporate records

Under the Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our amended and restated articles of association, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of class rights

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association. The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may determine in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

The description above regarding a full tender offer shall also apply, with necessary changes, when a full tender offer is accepted and the offeror has also offered to acquire all of the company’s securities.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders’ meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder in control of the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his or her acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under the Companies Regulations (Relief for Public Companies whose Shared are Traded on Exchanges Outside of Israel), 5760-2000 (the “Foreign Listing Relief Regulations”), the above requirements for a special tender offer do not apply in instances whereby according to the laws of the foreign jurisdiction there are limitations regarding the acquisition of a controlling interest in the company of any specified portion or the acquisition of a controlling interest of any specified portion necessitates an offer by the potential acquirer of a controlling interest to acquire shares from amongst the publicly traded shares. The Israeli Securities Authority is of the view that US securities laws and exchange regulations of various exchanges do not purport to limit the acquisition of controlling interests in a company, do not require the potential acquirer of a controlling interest to make an offer to acquire shares from the public, and as such Israeli companies that are publicly traded in the United States of America cannot benefit from the special tender offer waiver pursuant to the Foreign Listing Relief Regulations and are thus subject to the general provisions of the Companies Law which require a special tender offer as outlined above.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders’ meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control of the other party to the merger or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger.

In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders, and such separate class voting may also include any classes of otherwise non-voting shares.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Private Placements

Under the Companies Law, if (i) as a result of a private placement a person would become a controlling shareholder or (ii) a private placement will entitle investors to receive 20% or more of the voting rights of a company as calculated before the private placement, and all or part of the private placement consideration is not in cash or in public traded securities or is not in market terms and if as a result of the private placement the holdings of a substantial shareholder shall increase or as a result of it a person shall become a substantial shareholder, then in either case, the allotment must be approved by the board of directors and by the shareholders of the company. A “substantial shareholder” in connection with a private placement as set forth above, is defined as a shareholder who holds five percent or more of the company’s outstanding share capital or voting rights, and which assumes the exercise of all of the securities convertible into shares either held by that person prior to such private placement or offered to such person under the private placement. In order for the private placement to be on “market terms” the board of directors has to determine, on the base of detailed explanation, that the private placement is on market terms, unless proven otherwise. Otherwise, under the Companies Law and the regulations promulgated thereunder, a private placement of securities does not require approval at a general meeting of the shareholders of a company; provided however, that in other special circumstances, such as a private placement completed in lieu of a special tender offer, or a private placement under circumstances which qualifies as a related party transaction requiring shareholder approval, approval at a general meeting of the shareholders of a company is then also required. A Registered Direct Offering in the United States is generally considered a private placement under the Companies Law.

Establishment

We were incorporated under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies in Jerusalem, Israel.

Transfer agent and registrar

Other than with respect to certain restricted ordinary shares, the shares for a publicly traded company such as ours, which is listed on the TASE (and with ADSs listed on the NASDAQ), are generally recorded in the name of our Israeli share registrar, Registration Company of United Mizrachi Bank Ltd.

Listing

Our ordinary shares are currently traded on the TASE under the symbol “KTOV.”

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

In January 2017, we acquired a controlling equity stake in TyrNovo Ltd. (“TyrNovo”) from Goldman Hirsch Partners Ltd. (GHP), its majority shareholder, for consideration of USD 2 million in cash and 564,625 of our ordinary shares, which was equivalent to USD 1.8 million based on the closing price of our ordinary shares on the TASE on January 11, 2017. The ordinary shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S promulgated under the U.S. Securities Act. The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

In July 2017 we issued to institutional and accredited investors unregistered warrants to purchase up to 1,215,873 ADSs in a private placements completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 170,222 ADSs to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. The ADSs were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act.  Of the above unregistered warrants issued by us in July 2017, unexercised warrants to purchase 558,154 ADSs representing 558,154 of our ordinary shares were subsequently registered by us in August 2018. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

On August 1, 2017, our board of directors approved grants of 608 thousand RSUs and 440 thousand options. The options have an exercise price equals to USD1.85 per one ordinary share. The RSUs and/or options have a vesting period of 3 years from the commencement of the Officer’s or Director’s engagement, with a one-year cliff for the first one-third of the vested amount, and over 8 quarters thereafter. The exercise period is 7 years from the date of the grant. 22 thousand RSUs and 20 thousand options were fully vested at the time of the grant. The fair value of these RSUs and options at the date of the grant was measured at USD 1,326 thousand and USD 592 thousand, respectively.

On August 15, 2017, our Board of Directors approved grants of 17 thousand RSUs and 29 thousand options to two consultants. The RSUs and/or options have a vesting period of 3 years from the commencement of the service provider’s engagement, with a one-year cliff for the first one-third of the vested amount, and over 8 quarters thereafter. The exercise period is 7 years from the date of the grant. The options shall have an exercise price equals to USD 1.84 per one ordinary share. 29 thousand options and 9 thousand RSUs were fully vested at the time of the grant.

In addition, on August 15, 2017, our Board of Directors granted of 42 thousand RSUs and 16 thousand options to one consultant. The RSUs have a vesting period of 3 years from November 25, 2015, with a one-year cliff for the first one-third of the vested amount, and over 8 quarters thereafter. The exercise period is 7 years from the date of the grant. The options shall have an exercise price equal to USD 4.39 per one ordinary share and shall have a vesting period of 3 years from May 22, 2016. The exercise period is 7 years from the date of the grant. 8 thousand options and 28 thousand RSUs were fully vested at the time of the grant.

In October 2017, we issued 67,367 ADSs to a vendor of ours located in the U.S. in consideration for services provided to us. The ADSs were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. The issued ADSs have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

During October and December 2017, we issued 496,533 ordinary shares on account of vested RSUs.

In March 2018 we closed the transaction for the acquisition of an additional 27% stake in TyrNovo, pursuant to an agreement with certain unaffiliated minority shareholders of TyrNovo, previously announced in October 2017. Pursuant to the agreement, we acquired 4,024 ordinary shares, or approximately 27% of the outstanding shares of TyrNovo (the “Newly Acquired TyrNovo Shares”). In exchange for the Newly Acquired TyrNovo Shares, we issued to these unaffiliated minority shareholders of TyrNovo, in aggregate, 658,484 of our newly issued ordinary shares (equivalent to 658,484 ADSs) (the “TyrNovo Minority Consideration Shares”). The TyrNovo Minority Consideration Shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

In June 2018, we closed the acquisition of Taoz’s entire stake in TyrNovo, then representing 3.1% of the outstanding shares of TyrNovo (following subsequent cash investments by us in TyrNovo), pursuant to an agreement with Taoz. Pursuant to this new share exchange agreement with Taoz, in exchange for Taoz’s entire holding in TyrNovo and the termination of the existing shareholder and investment agreements by and among us, TyrNovo and Taoz, we issued to Taoz 140,845 of our newly issued ordinary shares (equivalent to 140,845 ADSs) (the “Taoz Shares”), which represented at such time approximately 0.9% of our issued and outstanding share capital. The Taoz Shares were issued in Israel on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S promulgated under the U.S. Securities Act, and were subsequently registered by us in August 2018.

In June 2018 we issued to institutional investors unregistered warrants to purchase up to 1,630,000 ADSs representing 1,630,000 of our ordinary shares in private placements completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 228,200 ADSs representing 228,200 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them are being concurrently registered by us separately on Form F-3. They were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

On November 20, 2018, the Company granted 159,759 options and 59,720 RSUs to two executives. The RSUs and options have a vesting period of 3 years from the commencement of the offeree’s engagement with the Group, with a one-year cliff for the first one-third of the vested amount, and over 8 quarters thereafter. The exercise period is 7 years from the date of the grant. The options shall have an exercise price equals to USD 1.59 per one ordinary share. 34,825 thousand RSUs were fully vested at the time of the grant.

During 2018 we issued 121,028 ordinary shares on account of vested RSUs. In addition, during 2018, (i) 343 thousand warrants, issued in July 2017, were exercised into 343 thousand shares for cash consideration of USD 515 thousand, and (ii) 484 thousand warrants, issued in July 2017, were exercised into 264 thousand shares on a cashless exercise basis.

In January 2019 we issued to institutional investors unregistered warrants to purchase up to 2,571,430 ADSs representing 2,571,430 of our ordinary shares in private placements completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 240,000 ADSs representing 240,000 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them are being registered by us under this Registration Statement on Form F-1. They were issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) and Regulation D (Rule 506) under the U.S. Securities Act. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

On March 14, 2019, we announced that we had entered into the Acquisition Agreement to acquire 100% of the shares of FameWave, a privately held Israeli biopharmaceutical company, from its shareholders in exchange for newly issued ADSs subject to a 12-month lock-up period, priced at $1.23 per ADS, plus 50% warrant coverage with an exercise price of $1.98 per ADS and an exercise period of 4-years (the “Kitov Warrants”). In addition, we provided a loan to FameWave of approximately $2 million, for the return of the intellectual property rights to CM-24 to FameWave, and to repay certain loans which may be provided by FameWave’s shareholders to FameWave to conduct business pursuant to the approved business budget. In addition to the share exchange, in accordance with the Acquisition Agreement, three leading life science focused investment funds, Orbimed, Pontifax Venture Capital, and Arkin Holdings (collectively, the “investment funds”), which collectively (together with their respective affiliates) hold approximately 90% of FameWave, have agreed to invest an aggregate of $3.5 million in the Company in exchange for newly issued ADSs of the Company, priced at $1.23 per ADS. In addition, at closing of the Transaction, we agreed to approve grants to Dr. Michael Schickler, the current CEO of FameWave, under Kitov’s Employees Stock Option Plan under the 102 Capital Gains Track, or other eligible tax track as applicable, of (i) options to purchase 54,472 ADSs of Kitov ($67,000 divided by $1.23 per share, and, (ii) options to purchase 27,236 ordinary shares of Kitov, which will have an exercise price of $1.98 per share and a an exercise period of 4 years, pursuant to the Kitov’s Employee Stock Option Plan (collectively, the “FameWave CEO Options”). Immediately following the completion of the Transaction, each of these investment funds, together with its respective affiliates, former minority shareholders of FameWave (in aggregate), and other persons entitled to receive our securities in connection with the Transaction will hold approximately 10,921,139 of our ADS representing 10,921,139 of our ordinary shares, and 4,119,512 of the Kitov Warrants and FameWave CEO Options. The above mentioned securities being offered and expected to be issued by us following closing of the transaction were offered, and will be issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) or Regulation D (Rule 506) under the U.S. Securities Act, as applicable. The ADSs and ADSs issuable upon exercise of the Kitov Warrants will be subject a lock-up agreement at the closing of the Transaction, and the ADSs Kitov will issue to the investment funds in return for their $3.5 million investment in the Company, will be subject to a lock-up agreement restricting transfer or sale of the ADSs for a 12-month period commencing on the date of issuance by us; provided, however, that during the period following 6 months after the date of issuance of the securities and until the end of the such 12-month period, the holder will be allowed to sell the securities, subject to any statutory resale restrictions or limitations, but only if (i) we have not publicly announced clinical data related to FameWave’s products, and (ii) the market price for our ADSs on NASDAQ at the close of the preceding trading day was above $3.00 per ADS. In addition, we agreed that at the closing of the FameWave acquisition transaction, we will enter into a Registration Rights Agreement with the investment funds and any other holders of the securities we issue who have agreed to the lock-up (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the SEC registering the ADSs and the ADSs underlying the Kitov Warrants. Pursuant to the Registration Rights Agreement we will be obligated to file a registration statement by no later than 120 days prior to the end of the above mentioned lock-up period and to cause the Registration Statement to be declared effective no later than the end of such lock-up period. In addition, each FameWave shareholder that receives our ADSs to be issued as part of the Transaction and has signed the lock-up agreement and the Registration Rights Agreement shall be required to also sign a Shareholder’s Undertaking in connection with the ownership of our ordinary shares containing, amongst other matters, an undertaking that during the above mentioned lock-up period, and, subsequent to such lock-up period until the earlier of (a) for so long as the aggregate number of our ordinary share equivalents beneficially owned by the shareholder and its group members, as a group, is greater than or equal to 2.5% of the our then issued and outstanding ordinary shares or (b) 24 months following the date of the undertaking, the shareholder shall cause all of our voting securities beneficially owned by it or any of its group members or over which it or any of its group members has voting control not to be voted (i) against any person nominated and recommended to serve as our directors by our board of directors and/or any applicable committee thereof and (ii) with respect to any other action, proposal or matter to be voted on by our shareholders, in a manner inconsistent with the recommendation of our board of directors or any applicable committee thereof; provided, however, that the undertakings in sub-clauses (i) and (ii) above shall not apply to: (1) matters under Sections 270(1), 270(2), 270(3) and 270(4) the Israeli Companies Law governing related or interested party transaction and officeholder compensation, as well as matters which require the declaration by officers or shareholders of a personal interest and/or affiliation with a controlling shareholder as defined in, and in accordance with, the Israeli Companies Law, or (2) matters directly affecting the development of the technology controlled by FameWave or (3) where, based on a legal advice opinion received in writing by the shareholder, the shareholder reasonably believes that such vote by the shareholder may impose any liability on the shareholder. The transaction has been approved by the boards and shareholders of each of the Company and FameWave and is expected to close before the end of 2019.

Each of our Compensation Committee and Board of Directors has approved the terms of office and engagement of our Chairman of the Board which will include a grant of 400,000 options. The exercise price of each option equals to USD 0.814 per one ordinary share. The options to be granted shall be vested quarterly over a period of 3 years from the grant date, with a minimum vesting period of at least one year for the first tranche of the grant, and are exercisable for 7 years from such date. The above grant is subject to the approval of our shareholders at our annual meeting of shareholders scheduled for December 23, 2019

During 2019 (through November 30, 2019) we issued 28,386 ordinary shares on account of vested RSUs. In addition, during 2019 (through November 30, 2019), 29 thousand warrants, issued in July 2017, were exercised into 29 thousand shares for cash consideration of USD 43 thousand.

As of November 30, 2019, we had an aggregate of 19,560,529 issued and outstanding ordinary shares (including 1 dormant ordinary share held in treasury), no non-voting senior preferred shares, 6,835,669 Series A or public warrants, 5,498,178 non-listed warrants issued to investors, the underwriters and placement agents as part of a number of public and registered direct offerings by us since November 2015, and non-tradable options and RSUs to purchase 2,927,225 ordinary shares pursuant to our equity based incentive compensation plans and arrangements.

Pursuant to the proposed transactions for our acquisition of FameWave and the concurrent investment in the Company by certain shareholders of FameWave in a private placement, we agreed to issue 10,921,138 ADSs representing an equivalent number of our ordinary shares, or approximately 36% of our outstanding ordinary shares as of September 30, 2019. In addition, we will issue warrants and service provider options to purchase up to an additional 4,119,513 ADSs representing an equivalent number of our ordinary shares, representing approximately 12% of our outstanding ordinary shares as of September 30, 2019.

Authorized Share Capital

On December 5, 2016, our shareholders approved the proposals to increase our authorized ordinary share capital to our presently authorized share capital of 250,000,000 ordinary shares, with no par value, and to add to our authorized share capital our presently authorized 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 1 ordinary share (or a right to receive 1 ordinary share) deposited with Bank Hapoalim or Bank Leumi, as custodian for the depositary in Israel. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under the heading “Where You Can Find Additional Information”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation and Government Programs - Taxation of our Shareholders” for more detail. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act of 1933, as amended, or the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed by the holder of the ADSs or as described in the following sentence.  If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs.  The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that:

●	we do not wish to receive a discretionary proxy;

●	there is substantial shareholder opposition to the particular question; or

●	the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	● Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
● Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	● Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	● Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	● Depositary services

Registration or transfer fees	● Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	● Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
● converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	● As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	● As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary or broker on behalf of any other person and earns revenue, including, without limitation, fees and spreads that it will retain for its own account.  The spread is the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives in an offsetting foreign currency trade. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined, subject to its obligations under the deposit agreement.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary.  It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the number of ADSs that may be outstanding at any time as a result of pre-release will not normally exceed 30% of the total number of ordinary shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so. The depositary has full discretion as to how and to what extent it may disregard the limit for the amount of ADSs that may be outstanding at any time as a result of the pre-release.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Transfer agent and registrar

Our transfer agent and registrar will be the depositary for our ADSs, Bank of New York Mellon, and its address is 101 Barclay Street, New York, NY.

Listing

Our ADSs are listed on The NASDAQ Capital Market under the symbol “KTOV.”

DESCRIPTION OF PREFERRED SHARES

Pursuant to Israel’s securities laws, a company whose ordinary shares are registered for trade on the TASE may not have more than one class of shares for a period of one year following initial registration of the company on the TASE. After a period of one year, it is permitted to issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and these preferred shares have no voting rights, and if such issuance is otherwise in accordance with any then applicable TASE regulations or directives with respect to the issuance of preferred shares by a company whose ordinary shares are listed on the TASE.

We presently do not have any issued and outstanding preferred shares. On December 5, 2016, our shareholders approved the amendment to our amended and restated articles of association, as well as to our memorandum of association, for the addition to the Company’s registered share capital of 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class (the “Preferred Shares”).

Pursuant to our amended and restated articles of association, our board of directors is authorized to fix, by resolution of the board of directors, (i) the number of issued Preferred Shares (subject to the maximum number of Preferred Shares authorized in such class), (ii) the designation of such class of Preferred Shares, and (iii) the conversion, redemption, optional and other special rights, qualifications, limitations or restrictions, if any, of the shares of such class of Preferred Shares. Consequently, the issuance of Preferred Shares would be available for issuance without further actions by the Company’s shareholders, unless shareholder approval is required by Israeli law, the rules of any exchange or other market on which the Company’s securities may then be listed or traded, the Company’s Articles of Association then in effect, or any other applicable rules and regulations. For so long as we are also listed on the TASE, the issuance of any Preferred Shares will also be subject to the requirements of any TASE regulations or directives governing the issuance of preferred shares by companies whose ordinary shares are listed on the TASE. In addition, in July 2017, the TASE issued temporary directive permitting the issuance of preferred shares by a company whose ordinary shares are listed on TASE, for trading on TASE, subject to the conditions set forth in the temporary directive.

Subject to the actual terms of issuance determined by our Board of Directors for any Preferred Shares when issued, our Preferred Shares may be convertible into our ordinary shares or another series of Preferred Shares. Each such series of Preferred Shares shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights, rights, qualifications, limitations and/or restrictions determined by our board of directors in accordance with our articles of association in effect at the time of any such issuance, including, but not limited to, some or all of the following: (i) the number of Preferred Shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of Preferred Shares then outstanding) from time to time by action of the board of directors; (ii) the dividend rate and the manner and frequency of payment of dividends on the Preferred Shares of that series, whether dividends will be cumulative, and, if so, from which date; (iii) subject to applicable law, whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; (iv) the terms and conditions of any conversion privilege of the series, including provision for adjustment of the conversion rate in such events as the board of directors may determine; (iv) whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption; (vi) whether that series will have a sinking fund for the redemption or purchase of Preferred Shares of that series, and, if so, the terms and amount of such sinking fund; (vii) whether or not the Preferred Shares of the series will have priority over or be on a parity with or be junior to the Preferred Shares of any other series or class in any respect; (viii) the rights of the Preferred Shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of Preferred Shares of that series; and any other relative rights, preferences and limitations of that series.

Issuance of Preferred Shares by our board of directors may result in such shares having dividend or liquidation preferences senior to the rights of the holders of our ordinary shares and, Preferred Shares which are convertible into our ordinary shares could potentially dilute the voting rights of the holders of our ordinary shares.

Once designated by our board of directors, and offered hereby, each series of Preferred Shares may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Shares that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Shares.

All Preferred Shares offered hereby will, when issued, be fully paid and nonassessable, including Preferred Shares issued upon the exercise of Preferred Share warrants or subscription rights, if any.

Each Preferred Share shall be entitled to receive upon distribution, and in preference to our ordinary shares, (i) dividends in excess of the general dividends issued to all shareholders including holders of Ordinary Shares, and/or (ii) amounts paid in a distribution of our surplus assets on winding up, in an amount equal to the original issue price for such Preferred Shares as set forth in the Company’s share registrar (adjusted for share combinations or subdivisions or other recapitalizations of the Company’s shares), and less the amount of any dividend previously paid in preference, all pro rata to the number of the Company’s Preferred Shares of each specific class of Preferred Shares issued and outstanding at such time, without having regard to any premium paid or discount thereon, and all subject to the provisions hereof.

Furthermore, and after payment of the Preferred Shares’ dividend preferences or liquidation preferences as aforesaid, each Preferred Share in the Company’s capital shall be entitled to receive upon distribution, (i) a general dividend issued to all Shareholders, (ii) bonus shares, and (iii) amounts paid in a distribution of the Company’s surplus assets on winding up, all pro rata to the number of the Company’s Shares (Ordinary Shares and Preferred Shares) issued and outstanding at such time, without having regard to any premium paid thereon or discount, and all subject to the provisions hereof.

All Preferred Shares shall be non-voting shares and shall not vest the holder thereof with any right to participate in the Company’s general meetings, to receive notice thereof and/or to vote thereat. Without limitation to the above, the Preferred Shares shall not confer upon the holders thereof any voting rights or any right to appoint directors or any other right with respect to general meetings, including without limitation, attending, voting at or requesting to convene, such general meetings or proposing matters for the agenda of such general meetings, except as expressly set forth below or as otherwise specifically provided by Israeli law.

So long as any Preferred Shares are outstanding, the provisions of the section below titled “Modification of class rights”, and the provisions of this section shall apply, such that the adoption of a resolution, by a regular majority in voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized proxy holder, at a meeting of holders of Preferred Shares shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Memorandum of Association or Articles of Association of the Company so as to authorize or create, or increase the authorized amount of, any class or series of shares to be so authorized, created or increased after the initial issuance of any class of Preferred Shares, the terms of which expressly provide that such class or series will rank senior to the outstanding class or classes of Preferred Shares as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company (collectively, “Senior Shares”);

(ii) Amendment of the Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Association so as to adversely affect the special rights, preferences, privileges or voting powers of the Preferred Shares.

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, unless in each case (x) the Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity (or the Preferred Shares are otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred shares of the surviving or resulting entity or its ultimate parent, and (y) such Preferred Shares that remain outstanding or such preferred shares, as the case may be, have rights, preferences, privileges and voting powers of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Preferred Shares immediately prior to the consummation of such transaction;

provided, however, that (A) for all purposes of this section, (1) any increase in the amount of the Company’s authorized Ordinary Shares or Preferred Shares or the issuance of any additional Ordinary Shares or Preferred Shares or (2) the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Junior Shares”); or the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares the terms of which expressly provide that such class or series will rank on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Parity Shares”); and, any increase in the amount of authorized but unissued shares of such class or series of Parity Shares or Junior Shares or the issuance of additional shares of such class or series of Parity Shares or Junior Shares, will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the previously issued and outstanding Preferred Shares and shall not require the consent or the adoption of a resolution by the holders of the previously issued and outstanding Preferred Shares; (B) in the event of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, as described above in which the provisions of sub-section (b)(iii)(x) and (y) above are complied with, the consent or the adoption of a resolution by the holders of the previously issued Preferred Shares shall not be required in order to effect, validate or approve such share exchange, reclassification, merger or consolidation; and (C) to the extent that, notwithstanding the provisions of immediately preceding clauses (A) and (B), the consent or approval of the holders of Preferred Shares, voting together as a single class, is nonetheless required by applicable law or the Articles of Association in such circumstances, or such consent or approval is otherwise required by applicable law or the Articles of Association with respect to any matter that is not set forth in the provisions of items (i)-(iii) of this section above, such approval or consent may be given by the adoption of a resolution, by a simple majority of the voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized person, at a meeting of holders of Preferred Shares and the legal quorum for any such meeting shall be as set forth above with respect to meeting of holders of our Ordinary Shares.

The rules and procedures for calling and conducting any meeting of the holders of Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our amended and restated articles of association (including the provisions set forth above), applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which the Preferred Shares are listed or traded at the time.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Shares that could, depending on the terms of such series, impede the completion of a merger, tender offer, change of control or other takeover attempt.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADSs and/or ordinary shares and/or Preferred Shares and/or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent and/or the warrant holder. Any warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Series A Warrants

We may also expand the existing Series A warrants series currently listed on The NASDAQ Capital Market under the symbol “KTOVW,” and issue additional Series A warrants.

The following summary of certain terms and provisions of the outstanding Series A warrants is not complete and is subject to, and qualified in its entirety by the provisions of the Warrant Agent Agreement and form of Warrant Certificate, which is filed as an exhibit to the registration statement filed with the SEC on Form F-1 (Registration No. 333-207117) on November 18, 2015, as amended by the Letter Amendment to Warrant Agent Agreement which is filed as an exhibit to our Report on Form 6-K submitted to the SEC on June 29, 2016, as subsequently amended and supplemented. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement and form of Warrant Certificate, as amended. Series A warrants are administered by the Bank of New York Mellon, as warrant agent.

Exercisability. The Series A warrants are exercisable immediately upon issuance and at any time up to November 25, 2020. The Series A warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below), together with the ADS issuance fee of $0.05 per ADS and other applicable charges and taxes. Unless otherwise specified in the Series A warrant, the holder will not have the right to exercise the Series A warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Series A warrants.

Cashless Exercise. In the event that a registration statement covering ordinary shares underlying the Series A warrants is not effective, and an exemption from registration is not available for the resale of such ordinary shares underlying the Series A warrants, the holder may, in its sole discretion, exercise Series A warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of ADSs determined according to the formula set forth in the Warrant Agent Agreement. The issuance fee of $0.05 per ADS, as well as other applicable charges and taxes, are due and payable upon any cashless exercise.

Exercise Price. The initial exercise price per ADS purchasable upon exercise of the Series A warrants is equal to $3.78 per full ADS (which may be adjusted as set forth below). In addition to the exercise price per ADS, the $0.05 issuance fee per ADS and other applicable charges and taxes are due and payable upon exercise.

Adjustment Provisions. The exercise price and the number of ADSs issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock subdivisions and combinations, reclassifications or similar events affecting our ADSs or ordinary shares.

Transferability. Subject to applicable laws, the Series A warrants may be transferred at the option of the holders upon surrender of the Series A warrants to the warrant agent, together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing. The Series A warrants will be issued in registered form under the Warrant Agent Agreement between us and the warrant agent.

Fundamental Transaction. If, at any time while the Series A warrants are outstanding, (1) we consolidate or merge with or into another person, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of ordinary shares, (4) we effect any reclassification or recapitalization of our ADSs or ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the Series A warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of the Series A warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrant Agent Agreement or by virtue of such holder’s ownership of ADSs or ordinary shares, the holder of Series A warrants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights, until the holder exercises the Series A warrants.

Outstanding Series A warrants. As of December 11, 2016, there were 6,835,669 Series A warrants issued to public investors in our initial public offering in November 2015 and our follow-on public offering in July 2016, pursuant to prospectuses dated November 23, 2015 and June 30, 2016.

Representative’s Warrants

We issued to the representative of the underwriters in our November 2015 initial public offering 157,945 representative’s warrants to purchase up to 157,945 ADSs. The ADSs issuable upon exercise of these representative’s warrants are identical to those offered to investors in our initial public offering in the U.S., except that such representative’s warrants are in certificate form and have an exercise price equal to $4.956. We have registered the representative’s warrants and the ADSs issuable upon exercise of the representative’s warrants. The representative’s warrants are exercisable for cash, or under certain circumstances on a cashless basis, at per share exercise price equal of $4.956 and expire on the fifth anniversary of the issuance date. In addition, the representative’s warrants provide for registration rights upon request, in certain cases, at our expense. The exercise price and number of ADSs issuable upon exercise of the representative’s warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of ADSs at a price below the warrant exercise price.

Placement Agent’s Warrants

On July 5, 2016, we issued to the placement agent for our July 2016 follow-on public offering 141,176 warrants to purchase 141,176 ADSs, or the “placement agent’s warrants”. The ADSs issuable upon exercise of the placement agent’s warrants are identical to the ADSs issuable upon exercise of the public warrants. The placement agent’s warrants are exercisable for cash, or under certain circumstances, on a cashless basis at a per ADS exercise price equal to $4.08 and expire on June 28, 2021.

Investors’ and Placement Agent’s Warrants in Private Placements

In July 2017 we issued to institutional and accredited investors unregistered warrants to purchase up to 1,215,873 ADSs in a private placement completed concurrently with a registered direct offering. Each warrant is first exercisable on the six-month anniversary of the issuance date and have a term of exercise equal to five (5) years from the date on which first exercisable, at an exercise price of $1.50 per ADS, subject to certain adjustments. Subject to limited exceptions, a holder of such warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. We also issued unregistered warrants to purchase up to 170,222 ADSs to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to $1.8125 and expire on July 11, 2022. Of the above unregistered warrants issued by us in July 2017, unexercised warrants to purchase 558,154 ADSs representing 558,154 of our ordinary shares were subsequently registered by us in August 2018.

In June 2018 we issued to institutional investors unregistered warrants to purchase up to 1,630,000 ADSs representing 1,630,000 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to $2.80 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 228,200 ADSs representing 228,200 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to $3.125 and expire on June 1, 203.

In January 2019 we issued to institutional investors unregistered warrants to purchase up to 2,571,430 ADSs representing 2,571,430 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to $2.00 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 240,000 ADSs representing 240,000 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to $2.1875 and expire on January 18, 2024.

H.C. Wainwright served as our exclusive placement agent for the registered offerings of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015. The placement agent’s warrants and the ADSs underlying the placement agent’s warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate the placement agent’s warrants or the securities underlying the placement agent’s warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of ADSs issuable upon exercise of the placement agent’s warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

FameWave Transaction Warrants

On March 14, 2019, we announced that we had entered into the Acquisition Agreement to acquire 100% of the shares of FameWave, a privately held Israeli biopharmaceutical company, from its shareholders in exchange for newly issued ADSs subject to a 12-month lock-up period, priced at $1.23 per ADS, plus 50% warrant coverage with an exercise price of $1.98 per ADS and an exercise period of 4-years. The securities being offered and expected to be issued by us following closing of the Transaction were offered, and will be issued on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act provided by Regulation S, Section 4(a)(2) or Regulation D (Rule 506) under the U.S. Securities Act, as applicable. The ADSs and ADSs issuable upon exercise of the Kitov Warrants will be subject a lock-up agreement at the closing of the Transaction. See “Description of Share Capital—Ordinary Share Issuances.”

The description in the applicable prospectus supplement of any warrants we offer, including, without limitation, any additional Series A warrants, will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants, or to the Warrant Agent Agreement, as amended, and form of Warrant Certificate, as subsequently amended and supplemented, if we offer Series A warrants without amending its terms. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 50 and “Incorporation of Information by Reference” beginning on page 52. We urge you to read any applicable prospectus supplement and the applicable warrant agreement, or the Warrant Agent Agreement, as amended, and form of Warrant Certificate, as subsequently amended and supplemented, if we offer Series A warrants without amending its terms, in their entirety.

OVERALLOTMENT PURCHASE RIGHTS

We may issue overallotment purchase rights to purchase ADSs and/or ordinary shares and/or Preferred Shares and/or warrants and/or subscription rights and/or units and/or debt securities. Overallotment purchase rights may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Any overallotment purchase rights will be issued under a form of overallotment purchase right and/or overallotment purchase agreement to be filed with the SEC. The terms of any overallotment purchase rights to be issued and a description of the material provisions of the applicable form of overallotment purchase right will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any overallotment purchase rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the form of such overallotment purchase rights;

●	the aggregate number of such overallotment purchase rights;

●	the price or prices at which such overallotment purchase rights will be issued and exercised;

●	the currency or currencies in which the price of such overallotment purchase rights will be payable;

●	the securities purchasable upon exercise of such overallotment purchase rights;

●	the date on which the right to exercise such overallotment purchase rights shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such overallotment purchase rights which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such overallotment purchase rights are issued and the number of such overallotment purchase rights issued with each such security;

●	if applicable, the date on and after which such overallotment purchase rights and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the overallotment purchase rights;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the overallotment purchase rights;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the overallotment purchase rights, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any overallotment purchase rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of overallotment purchase right, which will be filed with the SEC if we offer overallotment purchase rights. For more information on how you can obtain copies of the applicable form of overallotment purchase right if we offer overallotment purchase rights, see “Where You Can Find More Information” beginning on page 50 and “Incorporation of Information by Reference” beginning on page 52. We urge you to read the applicable form of overallotment purchase right and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, and/or Preferred Shares, and/or our ADSs and/or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share, and/or preferred share, and/or ADS and/or debt security upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares, and/or Preferred Shares, and/or ADSs and/or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 50 and “Incorporation of Information by Reference” beginning on page 52. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 50 and “Incorporation of Information by Reference” beginning on page 52. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF CAPITAL NOTES

We may from time to time offer and sell under this prospectus capital notes, referred to herein as equity equivalent capital notes. When we offer to sell a particular series of capital notes, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of capital notes.

The capital notes are instruments of equity and not debt. Unless otherwise specified in a prospectus supplement, (i) the face amounts of the capital notes will not bear interest nor will they be linked to any index, (ii) the face amounts of the capital notes will only payable by us out of distributions made upon the winding-up, liquidation or dissolution of our company on a pari passu and pro rata basis with the holders of our ordinary shares and (iii) we will have no right to prepay or redeem the equity equivalent capital notes. In addition, the holder may at any time, convert the face amount of the equity equivalent capital notes, in whole or in part, without payment of any additional consideration, into ADSs or ordinary shares, as set forth in the equity equivalent capital note, at a conversion price agreed with the holder. Unless otherwise specified in a prospectus supplement, the equity equivalent capital notes shall have no maturity date and the right to convert into ADSs or ordinary shares shall not expire.

The terms of any particular series of equity equivalent capital notes will be set forth in the purchase agreement with the purchasers and the governing capital note certificate, each of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The foregoing summary of the equity equivalent capital notes is not complete. We encourage you to read the purchase agreement and capital note certificate, because they, and not this summary, will govern your rights as a holder of equity equivalent capital notes.

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt or subordinated debt. The debt securities may be convertible into shares of our ordinary shares, ADSs or Preferred Shares. In addition, one or more of our subsidiaries may be guarantors of our debt securities. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under a debt indenture summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the debt securities is an exhibit to the registration statement of which this prospectus is a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of debt securities we may issue and provides that we may issue debt securities thereunder from time to time in one or more series. The indenture does not limit the amount of other indebtedness or debt securities which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

If any of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

●	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

●	the date or dates on which we must pay principal;

●	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

●	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

●	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer, conversion or exchange;

●	the terms and conditions on which we may, or may be required to, redeem the debt securities;

●	the terms and conditions of any sinking fund;

●	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

●	the terms and conditions upon which debt securities may be convertible into ordinary shares, ADSs or Preferred Shares, including the conversion price, the conversion period and other conversion provisions;

●	the amount we will pay if the maturity of the debt securities is accelerated;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

●	any addition to or changes in the events of default or covenants that apply to the debt securities;

●	whether the debt securities will be defeasible;

●	whether one or more of our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee; and

●	any other terms of the debt securities and any other deletions from or modifications or additions to the debt indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will, subject to certain conditions, pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may, subject to certain conditions, pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. or other bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

●	issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing; or

●	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special Israeli and U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture does not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit quality. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the debt indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

The applicable prospectus supplement may set forth the terms on which the debt securities of any series are convertible into ordinary shares, ADSs or Preferred Shares. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of ordinary shares or ADSs to be received by the holders of the debt securities will be calculated according to the market price of our ADSs as of a time stated in the prospectus supplement or otherwise.

Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

●	obligations issued or assumed as the deferred purchase price of property;

●	conditional sale obligations;

●	obligations arising under any title retention agreements;

●	indebtedness relating to the applicable subordinated debt securities;

●	indebtedness owed to any of our subsidiaries; and

●	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally, indebtedness means:

●	the principal of, premium, if any, and interest on indebtedness for money borrowed;

●	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

●	capitalized lease obligations;

●	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

●	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

●	obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

●	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

●	there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

●	the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

●	the default has been cured or waived; or

●	full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

●	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

●	any liquidation, dissolution or other winding up of Kitov Pharma whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

●	any assignment for the benefit of our creditors or any other marshaling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

●	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

●	immediately after the transaction, no event of default occurs and continues; and

●	we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the debt indenture without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

●	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

●	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

●	add additional events of default for any series;

●	add, change or eliminate any provision affecting debt securities that are not yet issued;

●	secure certain debt securities;

●	establish the form or terms of debt securities not yet issued;

●	make provisions with respect to conversion or exchange rights of holders of debt securities;

●	evidence and provide for successor trustees;

●	permit payment in respect of debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

●	correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the debt indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the debt indenture in a way that would:

●	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

●	reduce the principal or interest on any debt security;

●	change the place of payment of principal or interest on any debt security;

●	impair the right to sue to enforce any payment on any debt security after it is due; or

●	reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the debt indenture, to waive compliance with certain provisions of the debt indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the debt indenture. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the debt indenture with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the debt indenture that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

●	default for 30 days in the payment of any interest;

●	default in the payment of principal;

●	default in the deposit of any sinking fund payment;

●	default in the performance of any other covenant in the debt indenture for 60 days after written notice; and

●	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the debt indenture. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder first gives the trustee written notice of a continuing event of default;

●	the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

●	the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

●	to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to provide for the conversion rights of the holders of such debt securities, to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance,” or

●	to be released from our obligations under the indenture with respect to the debt securities as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance”.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

●	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the debt indenture or any other material agreement or instrument to which we are a party or by which we are bound,

●	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

●	we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the debt indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “—Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Guarantee

One or more subsidiary guarantors may fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee provides that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the applicable subsidiary guarantor to enforce the guarantee without first proceeding against Kitov Pharma. If senior debt securities are so guaranteed, the guarantee will rank equally with all of the subsidiary guarantor’s other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the subsidiary guarantor. If subordinated debt securities are so guaranteed, the guarantee will be subordinated to all of the subsidiary guarantor’s other unsecured and unsubordinated debt from time to time outstanding.

The obligations of any subsidiary guarantor under the guarantee will be limited to the maximum amount that will not result in the obligations of the subsidiary guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to any other contingent and fixed liabilities of the subsidiary guarantor.

No guarantor shall consolidate with or merge into any other person or sell, convey or transfer all or substantially all its properties and assets to any person, unless:

(1) in case such guarantor shall consolidate with or merge into another person or sell, convey, transfer or lease all or substantially all its properties and assets to any person, the person formed by such transaction shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the State of Israel and/or the United States, any state thereof or the District of Columbia and shall expressly assume the performance or observance of every covenant of the indenture and any guarantees on the part of such guarantor to be performed or observed;

(2) immediately after giving effect to such transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

(3) the transaction meets certain other criteria described in the indenture.

The guarantee may be released under certain circumstances. If Kitov Pharma exercises its legal or covenant defeasance option with respect to debt securities of a particular series as described above in “—Discharge, Defeasance and Covenant Defeasance,” then any subsidiary guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indentures, and to the extent not otherwise prohibited by the indentures, any subsidiary guarantor will be unconditionally released and discharged from the guarantee:

●	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not an affiliate of Kitov Pharma, of all of Kitov Pharma’s equity interests in the subsidiary guarantor;

●	automatically upon the merger of the subsidiary guarantor into Kitov Pharma or the liquidation and dissolution of the subsidiary guarantor; or

●	following delivery of a written notice by Kitov Pharma to the trustee, upon the release of all guarantees by the subsidiary guarantor of any debt of Kitov Pharma’s for borrowed money, except for any series of debt securities.

Governing Law

Unless otherwise specified in a prospectus supplement, the debt indentures and the debt securities will be governed by and interpreted under the laws of the State of Israel, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Israel.

USE OF GLOBAL SECURITIES

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The applicable indenture provides that if:

●	the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

●	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

●	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates , through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	in any combination of these methods of sale.

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, Preferred Shares, or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares, Preferred Shares, or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares, Preferred Shares, or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares, Preferred Shares, or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares, Preferred Shares, or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, Preferred Shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus has been passed upon by the Law Office of Avraham Ben-Tzvi, Adv., of Jerusalem, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kitov Pharma Ltd. and its subsidiaries as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member Firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting of revenue recognition.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this web site at http://www.sec.gov. These SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

In addition, since our ordinary shares are traded on the TASE, we also presently report to ISA and the TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000, promulgated thereunder (the “Dual-Listed Reporting Requirements”). Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in Kitov Pharma, in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il).

As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. As permitted under the Companies Law, and the Notice Regulations which were enacted pursuant to such law, and as set forth in our amended and restated articles of association, we are not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. We prepare notices of general meetings of our shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms, (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both the TASE and the NASDAQ, and which reports to the SEC as a foreign private issuer and to ISA and the TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. We will also submit the Proxy Materials to ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the NASDAQ Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year.

We maintain a corporate website at www.kitovpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37643) filed with the SEC on November 18, 2015;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on March 26, 2019 (as amended by the Form 20-F/A amendment filed on April 3, 2019); and

●	our reports on Form 6-K furnished to the SEC on April 1, 2019, April 8, 2019, April 12, 2019 (excluding Exhibits 99.1 and 99.2 thereto), April 29, 2019, May 2, 2019 (excluding Exhibit 99.1 thereto), May 10, 2019, June 27, 2019, July 2, 2019, July 12, 2019, August 8, 2019 (excluding Exhibit 99.1 thereto other than the text which is found under the heading entitled “Financial Results for Six-Month Period Ended June 30, 2019” in Exhibit 99.1 thereto), August 13, 2019, August 20, 2019, August 26, 2019, September 9, 2019, October 2, 2019, October 11, 2019, November 12, 2019 and November 19, 2019.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Kitov Pharma Ltd.

One Azrieli Center, Round Tower

132 Menachem Begin Rd.

Tel Aviv 6701101, Israel

Tel: +972-3-9333121

Attention: Chief Financial Officer

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the dates on the front cover of those documents, or such earlier date, that is indicated in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

OFFERING EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee.

Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $21,131.35 relates to the Unsold Securities under the Prior Registration Statement, which was paid by us in 2016 under the Prior Registration Statement. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$21,132
Legal fees and expenses	$20,000
Accountants fees and expenses	$10,000
Miscellaneous	$40,000

Total	$91,132

$182,323,967

American Depositary Shares representing Ordinary Shares,

Ordinary Shares, Preferred Shares,

Warrants, Overallotment Purchase Rights,

Subscription Rights, Units, Capital Notes, and/or Debt Securities

                                          , 2019

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5728 – 1968 (“Securities Law”) a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or in connection with a monetary sanction;

●	a monetary liability imposed on him or her in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses associated with an Administrative Procedure conducted regarding an office holder, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of a fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

The compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board of directors may approve the inclusion of each director under the coverage of our directors and officers insurance policy without the need for shareholder approval, if they determine that, pursuant to the leniencies set forth in Regulation 1B1 of the Relief Regulations, the provision of such insurance coverage to the directors under our directors and officers insurance policy is being granted on market terms, and with no material adverse effect on our profits, assets or obligations, and is consistent with our Compensation Policy which was approved by our shareholders in accordance with the Companies Law, and is the same as the coverage provided to all of our other directors.

The compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board of directors may approve the issuance to directors of our standard letters of waiver of liability and indemnification, immediately, as of the date of their respective appointments as directors, with the approval by our shareholders being deferred to the next general meeting of our shareholders following such approval, if they determine that, pursuant to the leniencies set forth in Regulation 1B4 of the Relief Regulations, that the letters which we issue to the appointed directors are consistent with our Compensation Policy which was approved by our shareholders in accordance with the Companies Law, and are no more beneficial to the Appointed Directors as such letters previously issued to our other directors.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy.

Our audit committee and board of directors approved the issuance of letters of indemnity (the “Indemnity Letters”) to our office holders pursuant to which we agreed to indemnify such office holders, including an undertaking in advance for such indemnification. The Indemnity Letters also received the approval of our shareholders. According to the Indemnity Letters, the total accumulative sum of indemnification paid by us to all our office holders that were issued by Kitov Pharma will not exceed a sum equal to 25% of our equity attributed to our shareholders according to our latest audited or reviewed consolidated financial statements, as the case may be, as of the date of indemnification. The payment of the indemnity sum will not prejudice the right of office holders to receive insurance coverage benefits. Once we have paid indemnity sums to our office holders at the maximum indemnity sum, we will not bear additional indemnity sums unless the payment of these additional sums is approved by authorized corporate bodies according to the law applicable at the time of payment of the additional indemnity sums, and subject to an amendment in our articles of association if required by applicable law at such time.

In addition, we have entered into agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including with respect to liabilities resulting from our Registration Statements on Form F-1 filed in connection with our initial public offering in the U.S. during November 2015, in connection with our July 2016 public offering, and in connection with each of our July 2017, June 2018 and January 2019 registered direct offerings, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances. The maximum aggregate amount of indemnification that we may pay to our office holders based on such indemnification agreement is with respect to all permitted indemnification, including in connection with a public offering of our securities, an amount equal to 25% of our shareholders’ equity on a consolidated basis, based on our most recent financial statements made publicly available before the date on which the indemnification payment was made. Such indemnification amounts are in addition to any insurance amounts. Each office holder who agrees to receive this letter of indemnification also gives his approval to the termination of all previous letters of indemnification that we have provided to him or her in the past, if any.

We have indemnified and we expect to continue to indemnify our officers and directors for obligations, including the deductibles for our directors’ and officers’ liability insurance policy, and we may be required to pay costs and expenses they may incur related to the ISA Investigation and the 2015 Motion, the 2017 Motions and U.S. Class Actions described in “Item 8. Financial Information – A. Financial Statements and Other Financial Information – Legal Proceedings” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, pursuant to the letters of indemnification issued to our directors and officers.

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The index to exhibits appears below on the page immediately preceding the signature pages of this Registration Statement.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(10) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1****	Form of Underwriting Agreement
3.1	Memorandum of Association of the Registrant (originally filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 26, 2019 and incorporated herein by reference thereto).
3.2	Amended and Restated Articles of Association of the Registrant (originally filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 26, 2019 and incorporated herein by reference thereto).
4.1	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015).
4.2	Form of Warrant Agent Agreement (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on November 18, 2015).
4.3	Form of American Depositary Receipt (incorporated by reference to prospectus filed with the Securities and Exchange Commission on January 4, 2019)
4.4	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on November 18, 2015).
4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on June 27, 2016).
4.6	Form of Letter Amendment to Warrant Agent Agreement with respect to Series A warrants (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 29, 2016)
4.7	Form of Pre-Funded Series B Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on June 27, 2016).
4.8	Stock Purchase Agreement, dated January 12, 2017, by and between the Registrant and Goldman Hirsh Partners Ltd. (incorporated by reference to Exhibit 2.8 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017).
4.9	Shareholder’s Undertaking by Goldman Hirsh Partners Ltd. dated January 13, 2017. (incorporated by reference to Exhibit 2.9 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
4.10	Form of Warrant issued to purchasers in the July 2017 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
4.12	Stock Purchase Agreement, dated October 3, 2017, by and among the Registrant, Certain Stockholders of TyrNovo Ltd. and the Stockholders’ Representative (incorporated by reference to Exhibit 2.13 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)
4.13	Form of Warrant issued to purchasers in the June 2018 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
4.14	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
4.15	Form of Warrant issued to purchasers in the January 2019 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
4.16	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
4.17****	Form of Warrant
4.18****	Form of Overallotment Purchased Right.
4.19****	Form of Subscription Right Agreement (including form of Right Certificate).
4.20****	Form of Unit Agreement (including form of Unit Certificate).
4.21****	Form of Capital Note.
4.22 ±	Form of Indenture relating to debt securities.
5.1***±	Opinion of Law Office of Avraham Ben-Tzvi, Adv.
5.2****	Opinion of Haynes and Boone LLP, U.S. legal counsel to the Registrant.

10.1	Form of Letter of Exemption adopted on July 2013 (unofficial English translation from Hebrew) (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 24, 2015).
10.2	Form of Letter of Indemnity adopted on July 2013 (unofficial English translation from Hebrew) (incorporated by reference to i Exhibit 10.6 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015).
10.3	Kitov Pharma Ltd. 2016 Equity-Based Incentive Plan (incorporated by reference to Annex C to the Proxy Statement included as Exhibit 99.1 to the Registrant’s Form 6-k furnished to the Securities and Exchange Commission on March 22, 2019)
10.4	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to our Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on November 18, 2015).
10.5	Form of Share Purchase Agreement between Kitov Pharma and the purchasers (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 29, 2016)
10.6*	License Agreement, dated as of August 15, 2013, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.14 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
10.7*	First Amendment to License Agreement, dated as of April 8, 2014, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.15 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
10.8*	Second Amendment to License Agreement, dated as of March 16, 2017, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.16 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
10.9	Form of Securities Purchase Agreement dated as of July 11, 2017 by and between the Registrant and the purchasers in the offering (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
10.10	Kitov Pharma Ltd. Office Holder Compensation Policy approved the shareholders on July 12, 2017 (incorporated by reference to Exhibit A to the Proxy Statement included as Exhibit 99.1 to the Registrant’s Form 6-k furnished to the Securities and Exchange Commission on June 8, 2017)
10.11	Revolving Secured Facility and Pledge Agreement dated March 1, 2017 by and between TyrNovo Ltd., and Kitov Pharma Ltd. (incorporated by reference to Exhibit 4.18 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)
10.12	Convertible Bridge Loan Agreement, dated September 15, 2017, by and between Kitov Pharma Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.19 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)
10.13	Form of Securities Purchase Agreement dated as of June 1, 2018 by and between the Registrant and the purchasers in the offering (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
10.14	Form of Securities Purchase Agreement dated as of January 16, 2019 by and between the Registrant and the purchasers in the offering (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
10.15**	Product Manufacturing Agreement, effective as of November 8, 2018, by and between Kitov Pharma Ltd. and Dexcel Ltd. (incorporated by reference to Exhibit 4.15 to the Registrant’s Form 20-F/A filed the Securities and Exchange Commission on April 3, 2019)
10.16**	Agreement dated as of December 27, 2018, by and between Kitov Pharma Ltd. and Coeptis Pharmaceuticals Inc. (incorporated by reference to Exhibit 4.16 to the Registrant’s Form 20-F/A filed the Securities and Exchange Commission on April 3, 2019)
10.17**	Stock Purchase Agreement by and among Kitov Pharma Ltd., The Stockholders of FameWave Ltd. and M. Arkin (1999) Ltd. dated as of March 14, 2019 (incorporated by reference to Exhibit 4.17 to the Registrant’s Form 20-F/A filed the Securities and Exchange Commission on April 3, 2019).
10.18	English Translation of Enforcement Arrangement entered into by and amongst the Israel Securities Authority, Kitov Pharma Ltd., Isaac Israel, Paul Waymack, and Simcha Rock (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on August 13, 2019)
10.19	Amendment dated August 16, 2019 to the Stock Purchase Agreement by and among Kitov Pharma Ltd., The Stockholders of FameWave Ltd. and M. Arkin (1999) Ltd. dated as of March 14, 2019 (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 16, 2019).
10.20± **	Amendment dated October 8, 2019, to the Agreement by and between Kitov Pharma Ltd. and Coeptis Pharmaceuticals Inc.
21.1±	List of subsidiaries of the Registrant.
23.1±	Consent of Law Office of Avraham Ben-Tzvi, Adv. (included in Exhibit 5.1)
23.2±	Consent of Somekh Chaikin, independent registered public accounting firm, a Member Firm of KPMG International.
24.1±	Power of Attorney (included on signature page)

*	Confidential treatment granted with respect to portions of this Exhibit.
**	Portions of this exhibit have been omitted because they are both (i) not material, and (ii) would likely cause competitive harm to the Company if publicly disclosed.
±	Filed herewith
****	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on December 2, 2019.

KITOV PHARMA LTD.

By:	/s/ Isaac Israel
	Name:	Isaac Israel
	Title:	Chief Executive Officer

By:	/s/ Gil Efron
	Name:	Gil Efron
	Title:	Deputy CEO and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Kitov Pharma Ltd., a company incorporated under the laws of the State of Israel, do hereby constitute and appoint Isaac Israel and Gil Efron, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Eric K. Rowinsky	Chairman of the Board of Directors	December 2, 2019
Eric K. Rowinsky

/s/ Isaac Israel	Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2019
Isaac Israel

/s/ Simcha Rock	Director	December 2, 2019
Simcha Rock

	Director	December 2, 2019
Ido Agmon

/s/ Steven Steinberg	Director	December 2, 2019
Steven Steinberg

/s/ Arye Weber	Director	December 2, 2019
Arye Weber

/s/ Revital Stern-Raff	Director	December 2, 2019
Revital Stern-Raff

	Director	December 2, 2019
Ran Tzror

Director
Gil Ben-Menachem		December 2, 2019

/s/ Gil Efron	Deputy CEO and Chief Financial Officer
Gil Efron	(Principal Financial Officer and Principal Accounting Officer)	December 2, 2019

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-3 on this 2nd day of December 2019.

Puglisi & Associates

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director